EXHIBIT 10-PPPP


                                TERMS SCHEDULE
                                 In Respect of
                  Chrysler Credit Canada Ltd. Purchase 1995-1


        In consideration of the mutual covenants contained and incorporated herein, the undersigned hereby agree as follows:

1. INTERPRETATION. Section 2.1(1) of the Master Receivables Purchase Agreement (the "MRPA") dated as of November 29, 1994 between the undersigned provides that the undersigned may execute and deliver a Terms Schedule which, upon such execution and delivery, shall evidence their binding agreement with respect to the purchase and sale of Secured Loans and Related Secured Loan Rights. This executed Terms Schedule constitutes such an agreement. Except to the extent modified, replaced, restated or supplemented herein, the terms and conditions of the MRPA are incorporated by reference herein, mutatis mutandis. The term "Purchase" when used herein means the purchase and sale of the Secured Loans identified in the Appendix hereto and the Related Secured Loan Rights. References herein to paragraphs are to the paragraphs of this Terms Schedule and references to Sections and Exhibits are to the Sections and Exhibits to the MRPA.

2. TYPE OF TRANSACTION. This Terms Schedule is not a Related Terms Schedule at the date hereof, provided however that a Terms Schedule entered into after the date hereof may provide that this Terms Schedule is a Related Terms Schedule with respect to one or more Purchases effected after the date hereof.

3. SPECIFIC TERMS. (1) Terms specific to the Purchase to which this Terms Schedule relates are as follows:

Section 1.1

        Closing Date for this Purchase:  December 14, 1995

        Cut-Off Date for this Purchase:  December 6, 1995

        Prepayment Amount for this Purchase:  $86,413,394.50

        Settlement Date for this Purchase means, in respect of the first Settlement Period, January 31, 1996 and with respect to each Settlement Period thereafter, the last Business Day of the calendar month following such Settlement Period.

        Settlement Period for this Purchase means, initially, the period from the Cut-Off Date to and including January 5, 1996, thereafter, the period from January 6, 1996 to January 31, 1996 inclusive, and thereafter, each period from the day next following the last day of the immediately preceding Settlement Period to and including the last Business Day in the calendar month following the calendar


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        month in which such previous Settlement Period ended, ending with the calendar month following that in which the Final Collection Date occurs.

Section 4.1(2)(d)

        Financial Advisory Fee (Legal Fee): As agreed to by the parties hereto.

Section 4.1(2)(d)

        Structuring Fee:  As agreed to by the parties hereto.

Section 5.1(o)

        Used Vehicle Rate Percentage:  26.66%

(2) Terms specific to the Transaction to which this Terms Schedule (and all Related Terms Schedules, if any) relates are as follows:

Section 1.1

        Concentration Limit Percentage:  0.30%

        Deferred Purchase Account Number:  0352515-06

        Required APR Amount:  10.21%

        Required Deferred Amount Floor:  $172,826.79

        Required Reserve Floor:  $1,987,508.07

        Reserve Rate:  5.75%

Section 1.1 - Replacement Definitions

        "LOCK-UP EVENT" means, in respect of this Transaction, any of the following events or circumstances:

        (a) the Portfolio Loss Ratio is at any time equal to or greater than 2.00%;

        (b) the Portfolio Loss Ratio with respect to each of the last three most recently completed Settlement Periods is at any time equal to or greater than 1.75%;



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        (c)    the Portfolio Delinquency Ratio is at any time equal to or greater than 1.875%;

        (d) the Collector fails to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for two Business Days after written notice thereof from the Purchaser;

        (e) (i) either the Seller or Chrysler Financial shall generally not pay its debts as they become due; or (ii) either the Seller or Chrysler Financial shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (iii) any proceedings shall be instituted by or against either the Seller or Chrysler Financial seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property where any such proceeding has not been stayed or dismissed within 45 days of a receiver, trustee, custodian or other similar official being appointed for it or any substantial part of its property; or (iv) either the Seller or Chrysler Financial takes any corporate action to authorize any of the actions described in this clause (e); and

        (f) a default by the Seller or Chrysler Financial under a Hedging Agreement entered into in respect of such Transaction; and

        (g) on any Settlement Date, after resort to the Deferred Purchase Account, in accordance with Sections 2.3(2), 2.3(4) and 2.4(1), the amounts transferred to any other account of the Purchaser pursuant to Sections 2.3(2), 2.3(3) and 2.3(4)(d) are less than the amounts required to be transferred in accordance with such Sections. For greater certainty, a Lock-Up Event will be deemed to occur if the transfer required by Section 2.3(4)(d)(i) is not made, notwithstanding that as a result of the Lock-Up Event the required transfer will be that specified in Section 2.3(4)(d)(ii).

        "PORTFOLIO DELINQUENCY RATIO" means, in respect of this Transaction, on each Settlement Date, (but prior to the distributions contemplated by Sections 2.3(2) and 2.3(3)), the average of (i) the Net Book Value of Purchased Assets having Loan Receivables in excess of 10% of the amount of the Billings for a calendar month past due by more than 60 days from their contractual due date (without reference to any extension of such contractual due date permitted in accordance with Section 6.2(c)), divided by (ii) the Net Book Value of the Purchased Assets on the last day of such calendar month, as determined with respect to each of the three most recently completed calendar months and


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expressed as a percentage; provided that, for the first and second Settlement
Dates following the month in which the Closing Date occurs, the Portfolio Delinquency Ratio shall be determined by reference only to the most recently completed calendar month and the two most recently completed calendar months, respectively.

        "PORTFOLIO LOSS RATIO" means, in respect of this Transaction, on each Settlement Date (but prior to the distributions contemplated by Sections 2.3(2) and 2.3(3)), the average of (i) the aggregate Losses incurred in a calendar month, divided by (ii) the sum of the Liquidations with respect to the Purchased Assets for such calendar month as determined with respect to each of the four most recently completed calendar months and expressed as a percentage; provided that, for the first, second and third Settlement Dates following the month in which the Closing Date occurs, the Portfolio Loss Ratio shall be determined by reference only to the most recently completed calendar month, the two most recently completed calendar months and the three most recently completed calendar months, respectively.

        "REQUIRED DEFERRED AMOUNT" means, in respect of this Transaction, as determined for each Settlement Date, the greater of (i) $172,826.79 and (ii) the sum of (a) the product of (I) the greater of (A) 1% and (B) (1) if the Portfolio Loss Ratio is equal to or less than 1.75%, 120%, or (2) if the Portfolio Loss Ratio is greater than 1.75%, 240%, of the then current Portfolio Loss Ratio and (II) the Program Amount at such time, as adjusted in accordance with Sections 2.3(4) and 2.4(1)(a) on such Settlement Date and (b) the product of (I) the greater of (x) zero and (y) the amount by which (1) the Required APR Amount exceeds (2) the APR of the Purchased Assets as determined with respect to the current Settlement Period and (II) the amount referred to in (ii)(a)(II) above and (III) the remaining dollar weighted average contractual life (in years) of the Purchased Assets (as calculated in the manner set forth in Exhibit H), provided that at any time following the occurrence of a Lock-Up Event, the Required Deferred Amount shall be equal to the Program Amount.

Section 2.5(2)

        Program Fee:  As agreed to by the parties hereto.

4.      HEDGING AGREEMENTS.

        (a) Pursuant to the ISDA Master Agreement dated as of November 29, 1994 between the Purchaser and Chrysler Financial, an interest rate cap will be purchased by the Purchaser from Chrysler Financial on the Closing Date for $328,000. The interest rate cap will require Chrysler Financial to pay to the Purchaser on the last Business Day of each Settlement Period an amount equal to the product of (i) the daily average of the Program Amount for such Settlement Period, (ii) the amount, if any, by which
               (a) the average of the 30 day CDOR, as defined in the 1991 ISDA Definition


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               (as published by the International Swaps and Derivatives
               Association, Inc.) on each Business Day of such Settlement Period exceeds (b) 8.23%, and (iii) the actual number of days in such Settlement Period divided by 365.

        (b) Pursuant to the ISDA Master Agreement dated as of December 15, 1993 between the Seller and Chrysler Financial, an interest rate floor will be purchased by Chrysler Financial from the Seller on the Closing Date for CAD $54,000. The interest rate floor will require the Seller to pay to Chrysler Financial on the last Business Day of each Settlement Period an amount equal to the product of (i) the daily average of the Program Amount for such Settlement Period, (ii) the amount, if any, by which
               (a) 4.23% exceeds (b) the average of the 30 day CDOR, as defined in the 1991 ISDA Definition (as published by the International Swaps and Derivatives Association, Inc.) on each Business Day of such Settlement Period, and (iii) the actual number of days in such Settlement Period divided by 365.


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        IN WITNESS WHEREOF the parties have executed this Terms Schedule to evidence their agreement hereto as of the 14th day of December, 1995.


                                            CHRYSLER CREDIT CANADA LTD.,
                                            as Seller and Collector


                                            By: /s/  D M. CANTWELL
                                                -----------------------------


                                            CORE TRUST, as Purchaser, by its
                                            Servicing Agent, TORONTO DOMINION
                                            SECURITIES INC.


                                            By: /s/  WILLIAM FURLONG
                                                -----------------------------


                                            CHRYSLER FINANCIAL CORPORATION,
                                            as Performance Guarantor


                                            By: /s/  D M CANTWELL
                                                -----------------------------